Green EnviroTech Holdings, Corp.

Rights Agreement

With Black Lion Oil Limited

This is an agreement entered into between Green EnviroTech Holdings, a Delaware company, (hereafter GETH) located at P.O. Box 692, Riverbank, CA 95627, and Black Lion Oil Limited, a company formed under the laws of Ireland, (hereafter Black Lion) located at 92/93 St. Stephens Green, Dublin, D2 Ireland.

GETH is an energy and technology company with the primary focus on generating fuel from waste plastic and rubber material. GETH has developed and owns a process that converts certain waste material into high-grade oil and other by-products, specifically steel, carbon and syngas. (This process is set forth and fully described in the attached Exhibit A.)

Black Lion is an Irish Company specifically formed to focus on emerging energy technology that has broad applications. Black Lion has the resources to obtain and recruit both capital and management to further develop early phase technologies. Accordingly, Black Lion is desirous to acquire rights to the GETH process for certain defined markets as set forth in Exhibit B attached.

Therefore, for good and valuable consideration the parties agree as follows:

Rights;

GETH will hereby grant to Black Lion the exclusive rights to the waste to oil process (GETH Process) in the territories set forth in the attached Exhibit B.

Payment;

GETH acknowledges receipt of the payment of $100,000 US from Black Lion and or its affiliates, said payment representing the total purchase price for the exclusive GETH territories as set forth in Exhibit B and subject to the royalty payments and time requirements as set forth in both the attached Exhibit B and C.

Black Lion will pay to GETH a royalty equal to ten percent (10%) of the sales of GETH oil within the defined territories pursuant to the operation of the GETH process as defined in the attached Exhibit A.

Time Requirements;

Black Lion is required and agrees to order and install one Plant within two years of the start of production of the first GETH Plant located with the continental United States. Production shall be defined as "oil being produced and delivered for commercial sale to a customer". A GETH Plant is defined as an operation facility consisting of two GETH systems. GETH Process System consists of pre-processing equipment, two oil conversion systems, two secondary distillation systems, two chloride removal systems and associated storage containers. The failure by Black Lion to comply with the installation schedule for the designated number of Plants as set forth in Exhibit C will convert the companies' rights from exclusive to non-exclusive. Subject to meeting

the requirements and thresholds as set forth in the attached exhibits, GETH will grant Black Lion the rights to the GETH Process for a period of 20 (twenty) years effective the date of signature by both parties. The parties agree to negotiate in good faith for a renewal of an additional 20 (twenty) years by specific territory and the specific implementation of the GETH process.

Prohibitions;

Black Lion agrees that they will not be involved with a similar system or a similar function of, otherwise compete, or interfere with the conversion of plastic and rubber to oil.

Either directly or indirectly;

a) Seek customers for any finished products of the GETH Process outside the defined territory, as set forth in Exhibit B.

b) Establish any brand or distribution of product for sale outside of the territory.

c) Sell or supply any products to persons outside the defined territory or to persons who, so far as Black Lion ought to be aware, will sell the product outside the territory.

d) Register or attempt to register any Intellectual property rights of GETH or use any name or trademark of GETH except as explicitly permitted by GETH.

e) At any time after making the Agreement divulge confidential information in relation to the business of GETH or the composition or method of production of the GETH Process except and in so far as is essential to the employees of Black Lion within its territory.

Termination;

GETH shall have the right by giving written notice to Black Lion to terminate the Agreement on the occurrence of any of the following events if:

a) Black Lion fails to comply with the material targets requirements as set forth in Exhibit C.

b) If Black Lion ceases to do business, becomes unable to pay its debts or is deemed insolvent.

Governing Law;

This agreement will be governed as to validity, interpretation and construction by the laws of the State of California. The parties agree that any legal action on proceedings arising out or relating to this agreement shall be brought in the courts of the State of California.

Representations;

The parties each respectively represent and warrant that they have full right power and authority to enter into the agreement and perform all of its obligations hereto.

Validity;

In case any term of this Agreement is held invalid, illegal or unenforceable, in whole or in part, the validity of any other terms of this agreement will not in any way be affected thereby.

Counterparts;

This Agreement may be executed in counterparts and each of such counterparts will be deemed an original.

Notice;

All notices will be in writing and will be confirmed to who it is addressed at the following addresses:

Green EnviroTech Holdings, Corp.

Gary M. De Laurentiis

P.O. Box 692

Riverbank, CA 95627

Office - 209-881-3523

Black Lion Oil Limited

Michael S Riley

92/93 St. Stephens Green

Dublin, D2 Ireland 353-1669-7670

Corporate Registration # 528 354

Agreed between the parties on this 1st day of June 2013.

Gary M. De Laurentiis

Chairman / CEO

Green EnviroTech Holdings, Corp.

Michael S. Riley

Managing Director

Black Lion Oil Limited.

Exhibit A

Green EnviroTech Holdings, Corp.

Twin Reactor Pyrolysis Converting System (GETH Process)

Process description over view:

The tires and plastic to oil process is composed of a combination of three processes that have been placed in line so that they operate as one complete system. These processes will be further described throughout the narrative. The first system is the Pyrolysis Induction system. This converts tire and plastic feedstock into sweet crude oil. The second system is what is called a secondary distillation process. This equipment is directly hooked up to the Pyrolysis converter and flows oil into a secondary reactor, then through the distillation process to further refine the oil. This is accomplished by running the oil through a secondary heat signature. The last piece of equipment is the Catalyst filtration system. The oil is directly hooked up to this system; the oil is re-heated to 500 deg F and is then processed through a catalyst media that removes any residual organic chloride. From here the oil is moved into the finished product storage vessels.

<u>Pyrolysis System</u>

Equipment Description:

The Twin Reactor system consists of two rotational reactor chambers that are operated via an Electrical Heated Induction process. Each reactor is operated independently. The system is controlled by a semi-computerized process controller that monitors heat at three different zones on the reactor. As the feed stock material temperature rises it turns into a vaporous gas, which in turn moves through a separation chamber. At the separation chamber there are four specific activities that take place. The first stage of feed stock vaporization. This takes place around 700 deg F. Oil that is heavier than air is released to a contained reservoir that stores the heavy oil; the second stage "light oil" is fully vaporized and is moved to the condensing vessels where it turns into light sweet crude oil. The third and last by product that is emitted from the separator is carbon black that is released through a valve gate at the bottom of the separator. The carbon black goes into a contained storage vessel, which is sealed so that the carbon black is fully captured without it becoming air borne. Once the gases are fully vaporized and condensed into oil it is move onto the main storage vessel. The last by product is residual gases that are processed through a filtration process to clean in residual carbon; the gas is then compressed into LPG storage vessels.The entire process is a closed loop system that contains and processes vapor's and gases throughout the entire process. At no time are there any gases or vapors emitted into the atmosphere. The reactor chamber hatch is closed and sealed throughout the entire process cycle; it is only opened once all of the vapors and gases have been evacuated from the reactor chamber. There is a main check valve in place between the reactor and the separator that prevents any gases or vapors from flowing back into the reactor chamber. All the by-products are separated into their own specific storage vessels until they are shipped. All products will be shipped by certified transporters. The transporters have all the necessary pumps and valve systems to eliminate any vapors or emissions from being released into the atmosphere during tanker loading process.

Reactor heating:

The reactor is heated by an Electrical Induction Heating generator that is powered by 360V 600amp 3 Phase power supply. By using an electrical induction heating source there are no any residual vapors being emitted into the atmosphere.

Cooling System:

The Induction Heating Generator and distillation system is cooled by a water cooling system. This system may be one of two types of systems. It can be a water evaporation system (tower system), or a chilled water system. In either case both systems are closed loop and have no direct contact with vaporized oil, or it's by products.

Handling of finished product and -by products:

There are three specific by products in the processing of used tires, and or plastic feed stock. The first is feed stock being heated to a point where the gases vaporize, and then subsequently distilled into oil. The second is char or carbon- this is the residual of the feedstock that remains and is not converted to oil. The third are the vaporized gases that are not distilled and processed through the oil distillation process. The "Syn-gas" passes through the gas scrubbers and is converted to LPG. The fourth (with tire feed stock) is steel that is left in the reactor chamber after the entire process completes its full cycle. The oil is processed through the distillation process that is totally self-contained in a closed loop system without any outlets that would allow escape of vapors or gases to the atmosphere. The Syn-gas is also a closed loop process without any outlets that would allow gases to escape to the atmosphere.

Containment of gases, or vapors;

There are two key valves that contain any possible escape of gases and or vapors. The first valve is between the reactor outlet tube and the vapor / gas separator. This valve is opened when the feed stock is in a vapor or gas flux, and then closed once the cycle is completed and all residual gases are evacuated from the reactor chamber(this is accomplished by injecting a nitrogen purge into the reactor), at which time the door to the chamber can be opened. The nitrogen is passed all the way through the Syn gas filters. The second valve is located at the outlet of the oil-shippingreservoir. This valve is closed at all times unless oil is being pumped into a rail car or tanker trailer. Both of these valves are EPA approved valves that ensure integrity of not allowing gases or vapors to escape.

Syn Gas production;

Syn gas is one of the by-products of the Pyrolysis process. The "Syn Gas" is processed through a series of activated charcoal filters. The filters remove any residual impurities before the gas is compressed into the storage vessel. These charcoal filters that are changed annually. Once the Syn gas passes through the filtration process it then moves through a compression system that converts it into LPG and is stored in a pressurized storage container rated for LPG storage until it is transferred to a transportation vehicle for resale.

System Preventative Maintenance (PM)

There are some very specific PM that most take place. Some of these PM's vary from daily activities to monthly or quarterly activities. These are all conducted per the equipment's PM manual. The key PM is the cleaning of the reactor internal walls. This is done once a month. The task requirement is to remove any

residual carbon that is attached to the reactor walls which is scraped off with a wire brush or spatula. The residual carbon is left in the reactor where it is processed out as carbon on the subsequent production cycle. The other key PM is the cleaning of the distillation chambers. The method here is to unbolt the top cover and to use the provided bristle brush and to remove any build up from inside the distillation tubes and then to swab them with clean rags. This process is repeated for the cooling tubes in the condenser. Any used rags are placed in a storage container and removed by a certified company. Cooling system is checked daily to ensure that the proper Ph levels are maintained to ensure that no algae is formed in the water or in the reservoir walls

Air Quality;

Air quality is monitored via a gas analyzer to ensure that there are not any potential gas leaks. The air sampling will be conducted as per established air quality monitoring procedure outlined in the air sampling process. All air-sampling records will be maintained as prescribed in air quality procedure. In addition, subject to review by the corporate air quality officer, and or air quality agency. All issues will be addressed, and corrective action handled as per the corporate air quality procedure.

Conclusion;

The construction of the entire Pyolysis conversion system is designed to be operated so that at no time during the operation the system will allow any vapors, gases, or odors be emitted to the atmosphere. All lead process operators are trained and certified on the proper and safe operation of all process equipment. At no time will any EPA emission guideline be violated or permitted to be violated.

Equipment Hardware;

All motors, temperature controllers, timers, and switches are CE certified. All pressure vessels are ASTM rated and have been pressure tested to a proof pressure as per ASTM requirements. Flanges and valves meet ASTM standards.

<u>Secondary Distillation Systems;</u>

Secondary Distillation System is a similar Electrical heating induction system as the Pyrolysis Reactor system. The Secondary distillation system is used to further refine the sweet crude oil by processing it through a secondary heating process. Its operating temperature is at 500 deg F. The key to the secondary distillation is that it reduces the Iron and Organic Chloride levels to an acceptable level. The iron and organics remain in the distillation tubes. As with the Pyrolysis system there is a small percentage of syn gas that is produced and is processed into LPG.

System PM's;

PM is conducted as prescribed by the manufacture. Reactor and distillation vessels are cleaned by utilizing prescribed bristle brushes and swabbing towels. Residual material build up from distillation vessels are mainly deposits left from water build up in the cooling tubes and oil film left on the sidewalls of the distillation tubes. Spent cleaning materials are stored in drums and disposed of by certified safety disposal companies. Charcoal filters for the syn gas system are replaced once a year. Spent charcoal is placed into 55-gallon drums and taken away by a certified safety disposal company.

Air Quality;

The secondary distillation system is a closed loop system. The entire system has been tested for any emission leaks and no emission leaks were found.

Catalyst Filtration System;

The catalyst chloride removal filtration system is specifically designed to remove residual organic chloride. The system is a closed loop system that has zero emissions. Oil at the inlet is heated to 500 deg F; it enters the first vessel at 50-psi, passes over the media that is the absorbent that removes the organic chloride. The oil passes through a second media vessel that removes additional organic chloride. At the outlet the organic chloride level is less the 2.5 ppm.

System PM;

The Catalyst Filtration System has weekly and monthly PM as prescribed by the manufacturer. The absorbent media must be replaced once a year as prescribed by the manufacture of the media. The spent media is removed and placed into 55-gallon drums and taken away by a certified Safety disposal company.

Attachments;

a) Process flow diagram
b) Equipment layout

Exhibit B – Territories

Region 1
European Union
Austria
Belgium
Bulgaria
Cyprus
Czech Republic
Denmark
Estonia
Finland
*France
*Germany
Greece
Hungary
*Ireland
Italy
Latvia
Lithuania
Luxembourg
Malta
Netherlands
Poland
Portugal
Romania
Slovakia
Slovenia
Spain
Sweden
*United Kingdom

Region 2
Middle East
*Egypt
*Turkey
*Iraq
*Saudi Arabia
*Jordan
*UAE
*Kuwait

Exhibit B – Territories

Region 3
South America
Colombia
*Brazil
Argentina
Venezuela
Peru
Chile
Ecuador
Bolivia
Paraguay
Uruguay
Guyana
Suriname
French Guiana
Falkland Islands

Region 4
Central America
Belize
Costa Rica
El Salvador
Guatemala
Honduras
Nicaragua
Panama
Region 5
*Mexico

Region 6
Canada
China
Australia
New Zeland

Region 7
South Africa

Region 8
*USVI

TOTALS

By region		# OF PLANTS IN 6 YEARS
Region 1		25
Region 2		9
Region 3		15
Region 4,5,6,7,8		16
		65

EU TERRITORIES

Region 1		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Austria						1	
Belgium					1		
Bulgaria				1			
Cyprus							
Czech Republic							1
Denmark							1
Estonia							
Finland							1
France			1		1		
Germany			1		1		1
Greece				1			
Hungary							1
Ireland		1					
Italy				1	1	1	
Latvia							
Lithuania							
Luxembourg							
Malta							
Netherlands							
Poland				1			
Portugal						1	
Romania							
Slovakia				1			
Slovenia				1			
Spain			1				
Sweden						1	
United Kingdom			1	1			
Total		1	4	7	4	4	5
Cumulative Total			**5**	**12**	**16**	**20**	**25**

MIDDLE EAST

Region 2		Year 1	Year 2	Year 3	Year 4	Year 5
Egypt			1			
Turkey			1		1	
Iraq				1		
Saudi Arabia						1
Jordan					1	
UAE			1			
Kuwait					1	
Total		0	3	1	3	1
Cumulative Total			**3**	**4**	**7**	**8**

SOUTH AMERICA

Region 3	Year 1	Year 2	Year 3	Year 4	Year 5
Brazil		1			
Colombia			1		
Argentina			1		
Venezuela				1	
Peru					1
Chile					1
Ecuador					
Bolivia					
Paraguay		1		1	
Uruguay		1		1	
Guyana			1		
Suriname					
French Guiana		1			
Falkland Islands (UK)			1	1	1
Total	0	4	4	4	3
Cumulative Total		**4**	**8**	**12**	**15**

Regions 4,5,6,7,8

Regions 4,5,6,7,8		Year 1	Year 2	Year 3	Year 4	Year 5	Year 6
Region 4							
Belize						1	
Costa Rica					1		
El Salvador				1			
Guatemala							
Honduras							
Nicaragua							
Panama							1
Region 5							
Mexico			1	1	1	1	
Region 6							
Canada			1		1	1	
China				2	2		
Australia				1			
New Zealand					1		
Region 7							
South Africa				1			1
Region 8							
USVI			1				
Total		0	3	6	6	3	2
Cumulative Total			3	9	15	18	20